Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-267197, 333-262295) and Form S-8 (No. 333-249391) of Aziyo Biologics, Inc. of our report dated March 23, 2023 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
March 23, 2022